EXHIBIT 12.   STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS FROM CONTINUING
                          OPERATIONS TO FIXED CHARGES
                                  (Unaudited)

                    Eli Lilly and Company and Subsidiaries
                             (Dollars in millions)

                                           Three Months
                                               Ended
                                             March 31,                            Years Ended December 31,
                                                          -------------------------------------------------------------------------
                                               2000           1999           1998          1997           1996           1995
                                           ----------------------------------------------------------------------------------------
Consolidated Pretax
  Income from Continuing
  Operations before
  Extraordinary Item..................       $1,022.5        $3,245.4      $2,665.0      $2,901.1       $2,131.3        $1,866.6

Interest from Continuing
  Operations and Other
  Fixed Changes.......................           56.7           213.1         198.3         253.1          323.8           323.9

Less Interest Capitalized
  during the Period from
  Continuing Operations...............           (9.9)          (29.3)        (17.0)        (20.4)         (35.8)          (38.3)
                                           -------------------------------------------------------------------------------------


Earnings..............................       $1,069.3        $3,429.2      $2,846.3      $3,133.8       $2,419.3        $2,152.2
                                           =====================================================================================


Fixed Charges/1/......................       $   56.7        $  213.2      $  200.5      $  256.8       $  328.5        $  323.9
                                           =====================================================================================

Ratio of Earnings to
  Fixed Charges.......................           18.9            16.1          14.2          12.2            7.4             6.6
                                           =====================================================================================


/1/ Fixed charges include interest from continuing operations for all years presented and preferred stock dividends for 1996 through 1999.

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